Exhibit 10(nn)
RESTRICTED STOCK UNIT AGREEMENT
This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of the Date of Grant set forth above by and between UNITED RENTALS, INC., a Delaware corporation, having an office at 100 First Stamford Place, Suite 700 Stamford, CT 06902 (the “Company”), and Awardee, currently an employee of the Company or an affiliate of the Company.
    In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Grant of Restricted Stock Units. The Company, pursuant to the United Rentals, Inc. 2019 Long Term Incentive Plan (the “Plan”), which is incorporated herein by reference, and subject to the terms and conditions thereof and of this Agreement, hereby grants to Awardee (also referred to as “you”) Restricted Stock Units (the “Units”). Your failure to execute and/or electronically sign and return a copy of this Agreement within 30 days of receipt shall automatically effect a cancellation and forfeiture of the Units, except as determined by the Company in its sole discretion.
2. Vesting; Forfeiture
(i) Vesting. Provided you have remained continuously employed by the Company or an affiliate of the Company through June 30, 2022 (your “Final Day”) and provided transition services through December 31, 2022 (the “Transition Date”), the Units shall vest as indicated on the UBS Platform.
(ii) Forfeiture based on Termination/Resignation. Except as set forth in Section 7, if you cease to be employed by the Company or an affiliate of the Company for any reason whatsoever, including, but not limited to, a termination by the Company or an affiliate of the Company with or without “Cause” (as hereinafter defined) or a resignation by you with or without “Good Reason” (as hereinafter defined) prior to your Final Day or fail to provide transition services through the Transition Date, all unvested Units shall be canceled and forfeited as of the date of such termination or failure to provide services.
3. Transfer. Except as may be effected by will or other testamentary disposition or by the laws of descent and distribution, the Units are not transferable, whether by sale, assignment, exchange, pledge, or hypothecation, or by operation of law or otherwise before they vest and are settled, and any attempt to transfer the Units in violation of this Section 3 will be null and void.
4. Settlement upon Vesting.
(i) General. Vested Units shall be settled in shares of the common stock, $.01 par value, of the Company (“Shares”), on a one-for-one basis, as soon as practicable (but not later than March 15th of the year following the year of your Final Day) following each date on which one or more Units vest, provided in each case that Awardee has satisfied their tax withholding obligations with respect to such vesting as described in this Agreement. Shares, in a number equal to the number of Units that have so vested, will be issued by the Company in the name of Awardee by electronic book-entry transfer or credit of such shares to an account of Awardee maintained with such brokerage firm or other custodian as the Company determines. Alternatively, in the Company’s sole discretion, such issuance may be effected in such other manner (including through physical certificates) as the Company may determine and/or by transfer or credit to such other account of Awardee as the Company or Awardee may specify.

(ii) Section 409A. It is the Company’s intent that payments under this Agreement shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the extent applicable, and this Agreement shall be interpreted, administered and construed consistent with such intent. If, and only to the extent that, (1) the Units constitute “deferred compensation” within the meaning of Section 409A and (2) the Awardee is deemed to be a “specified employee” (as such term is defined in Section 409A and as determined by the Company), the payment of vested Units on account of the Awardee’s termination of employment shall not be made until the first business day of the seventh month after the Awardee’s “separation from service” (as such term is defined and used in Section 409A) with the Company, or if earlier, the date of the Awardee’s death. Each payment or delivery under this Agreement will be treated as a separate payment or delivery for purposes of Section 409A.
5. Forfeiture. You acknowledge that an essential purpose of the grant of the Units is to ensure the utmost fidelity by yourself to the interests of the Company and its affiliates and to your diligent performance of all of your understandings and commitments to the Company and its affiliates. Accordingly, YOU SHALL NOT BE ENTITLED TO RETAIN THE UNITS OR RECEIVE SHARES IN SETTLEMENT THEREOF, OR RETAIN THE PROCEEDS FROM THE SALE OF ANY UNIT(S) OR SHARES(S), EITHER DURING OR AFTER TERMINATION OF YOUR EMPLOYMENT WITH THE COMPANY OR AN AFFILIATE OF THE COMPANY IF YOU BREACH ANY OF THE OBLIGATIONS IMPOSED IN SECTION 16 OF THIS AGREEMENT, OR IF THE COMPANY, IN ITS SOLE DISCRETION, DETERMINES THAT YOU HAVE AT ANY TIME ENGAGED IN ANY OTHER “INJURIOUS CONDUCT” (AS HEREINAFTER DEFINED).
In the event of any such determination, the Company shall be entitled, at its sole discretion and/or election, to the following relief, in addition to any other relief to which the Company may be entitled under any other agreement or applicable law:
(i) the Units shall terminate and be forfeited as of the date of such determination; and/or
(ii) Awardee shall (a) transfer back to the Company, for consideration of $.01 per Share, all Shares that are held, as of the date of such determination, by Awardee and that were acquired upon settlement of the Units (Shares so acquired, the “Acquired Shares”) and (b) to the extent such Acquired Shares have previously been sold or otherwise disposed of by Awardee, repay to the Company the aggregate Fair Market Value (as defined in the Plan) of such Acquired Shares on the date of such sale or disposition, less the number of such Acquired Shares times $.01; and/or
(iii) Awardee shall pay to the Company the value of all Units and/or Shares received and/or sold by Awardee at any time under this Agreement, as calculated as of the date(s) of such receipt and/or sale, as may be elected by the Company; and/or
(iv) Any and all relief available to the Company under any employment agreement or other agreement with Awardee, including any relief that, by its terms, relates to stock options, restricted stock, and/or restricted stock units
For purposes of the preceding clause (ii)(b) of this Section 5, the amount of the repayment described therein shall not be affected by whether Awardee received such Fair Market Value with respect to such sale or other disposition, and repayment may, without limitation, be effected, at the discretion of the Company, by means of offset against any amount owed by the Company to Awardee.
“Injurious Conduct” for purposes of this Agreement shall mean (i) Awardee’s fraud, misappropriation, misconduct or dishonesty in connection with his or her duties; (ii) any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Company or any of its affiliates; (iii) Awardee’s breach of any material obligations contained in this Agreement, or of Awardee’s employment agreement or offer letter with the Company, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein; (iv) conduct by Awardee that is in material competition with the Company or any affiliate of the Company; or (v) conduct by Awardee that breaches Awardee’s duty of loyalty to the Company or any affiliate of the Company.
6. Securities Laws Restrictions. You represent that when the Units are settled, you will be acquiring Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Shares so received unless otherwise covered by a Form S-8 or unless your offer, sale or other disposition thereof is otherwise registered under the Securities Act of 1933, as amended, (the “1933 Act”) and state securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. You agree that you will not offer, sell or otherwise dispose of any such Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or similar filing under state laws) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that (i) any sale of the Shares you acquire upon settlement of the Units are subject to the Company’s insider trading rules and policies, as they exist from time to time, and (ii) the certificates for such Shares will bear such legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws.
If you are a director, officer or principal shareholder, Section 16(b) of the Securities Exchange Act of 1934 (the “1934 Act”) further restricts your ability to sell or otherwise dispose of Shares acquired upon settlement of the Units.
7. Change in Control; Death or Disability.
(i) In the event of either (A) a Change in Control (as defined below) that results in none of the common stock of the Company or any direct or indirect parent entity being publicly traded or (B) a termination of Awardee’s employment by the Company or an affiliate of the Company without Cause, or by Awardee for Good Reason, within 12 months after any Change in Control, then all Units that have not previously become vested or been forfeited shall become immediately vested and nonforfeitable upon the occurrence of such event.
(ii) In the event of a termination of Awardee’s employment as a result of Awardee’s death or permanent disability (as defined under the Company’s long-term disability policies), then all Units that have not previously become vested or been forfeited shall become immediately vested and nonforfeitable on the date of such termination.
(iii) For purposes of this Agreement, “Change in Control” means (A) any person or business entity becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by then outstanding voting securities of the Company or (B) the consummation of a merger of the Company, the sale or disposition by the Company of all or substantially all of its assets within a 12-month period, or any other business combination of the Company with any other corporation or business entity, but not including any merger or business combination of the Company which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination.
(iv) For purposes of this Agreement, “Cause” means (A) Awardee’s continued failure to substantially perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness), (B) Awardee’s commission of a crime constituting (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (C) Awardee’s fraud, misappropriation, misconduct or dishonesty in connection with his or her duties, (D) any act or omission which is, or is reasonably likely to be, materially adverse or injurious (financially, reputationally or otherwise) to the Company or any of its affiliates, (E) Awardee’s breach of any material obligations contained in Awardee’s employment agreement or offer letter with the Company, including, but not limited to, any restrictive covenants or obligations of confidentiality contained therein (F) Awardee’s breach of the Company’s Code of Conduct or (G) Awardee’s material breach of any Company policies and procedures applicable to Awardee.
(v) For purposes of this Agreement, “Good Reason” shall exist if Awardee resigns his or her employment following the Company’s (A) material reduction of Awardee’s base salary, or (B) requirement that Awardee relocate more than 50 miles from Awardee’s current principal location of employment; “Good Reason” shall exist only if Awardee has given written notice to the Company within 30 days after the initial occurrence of the event, with a reference to this Agreement, and the Company has not cured such event by the 15th day after the date of such notice.
(vi) For purposes of this Agreement, in the event Awardee has an employment agreement with the Company or an affiliate of the Company that provides definitions for the terms “Cause” and/or “Good Reason,” then, during the time in which Awardee’s employment agreement is in effect, the definitions provided within Awardee’s employment agreement shall be used instead of the definitions provided above. For the avoidance of doubt, Awardee’s transition in accordance with the Consulting Agreement will not constitute Good Reason for any purpose under this Agreement.
8. [Reserved]
9. Withholding Taxes. The Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, the minimum aggregate federal, state and local taxes required to be withheld by applicable law or regulation in respect of the vesting of any portion of the Units hereunder, or otherwise as a result of your receipt of the Units, no later than the date of the event creating the tax liability. The Company may, and, in the absence of other timely payment or provision made by Awardee that is satisfactory to the Company, shall, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to Awardee, including, but not limited to, by withholding Shares which otherwise would be delivered hereunder. In the event that payment to the Company of such tax obligations is made by delivery or withholding of Shares, such Shares shall be valued at their Fair Market Value (as determined in accordance with the Plan) on the date of such delivery or withholding.
10. No Rights as a Stockholder; Dividend Equivalents. Neither the Units nor this Agreement shall entitle Awardee to any voting rights or other rights as a stockholder of the Company unless and until Shares have been issued in settlement thereof. On the date of settlement of a Unit, the Company will pay to you a cash amount equal to the product of (i) all cash dividends or other distributions (other than cash dividends or other distributions pursuant to which the Units were adjusted pursuant to Section 14 of this Agreement or Section 1.6.4 of the Plan), if any, paid on a Share from the Date of Grant to the settlement date and (ii) the number of Shares delivered to you on such settlement date (including for this purpose any Shares which would have been delivered on such settlement date but for being withheld to satisfy tax withholding obligations) (the “Dividend Equivalents”); provided that, such Dividend Equivalents will be subject to the forfeiture provisions set forth in Section 5 and Section 16 on the same basis as the related Unit/Acquired Share.
11. Conformity with Plan. This Agreement, and the Units awarded hereby, are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this Agreement and any mandatory provisions of the Plan shall be resolved in accordance with the terms of the Plan, and this Agreement shall be deemed to be modified accordingly. By executing and returning this

Agreement, you acknowledge your receipt of the Plan and agree to be bound by all the terms and conditions of the Plan as it shall be amended from time to time.
12. Employment and Successors. Nothing herein confers any right or obligation on you to continue in the employ of the Company or any affiliate of the Company or shall affect in any way your right or the right of the Company or any affiliate of the Company, as the case may be, to terminate your employment at any time. The agreements contained in this Agreement shall be binding upon and inure to the benefit of any successor to the Company by merger or otherwise. Subject to the restrictions on transfer set forth herein, all of the provisions of the Plan and this Agreement will be binding upon the Awardee and the Awardee’s heirs, executors, administrators, legal representatives, successors and assigns.
13. Awardee Advised To Obtain Personal Counsel and Tax Representation. IMPORTANT: The Company and its employees do not provide any guidance or advice to individuals who may be granted Units under the Plan regarding the federal, state or local income tax consequences or employment tax consequences of participating in the Plan. Notwithstanding any withholding by the Company of taxes hereunder, Awardee remains responsible for determining Awardee’s own personal tax consequences with respect to the Units, any vesting thereof, the receipt of Shares upon settlement, any subsequent disposition of Shares and otherwise of participating in the Plan, and also ultimately remains liable for any tax obligations in connection therewith (including any amounts owed in excess of withheld amounts). Accordingly, Awardee may wish to retain the services of a professional tax advisor in connection with the Units and this Agreement
14. Adjustments for Changes in Capital Structure. In the event any change is made to the Shares by reason of any dividend of shares or extraordinary cash dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, the Company shall make such appropriate adjustments to the Units as it determines are equitable and reasonably necessary or desirable to preserve the intended benefits under this Agreement.
15. Disputes. Any question concerning the interpretation of or performance by the Company or Awardee under this Agreement, including, but not limited to, the Units, their vesting, settlement or forfeiture, or the issuance or delivery of Shares upon settlement, or any other dispute or controversy that may arise in connection herewith or therewith, shall be determined by the Company in its sole and absolute discretion; provided, however, that, following a Change in Control, any determinations by the Company or a successor entity with respect to the existence or not of Injurious Conduct, Cause or Good Reason, or any other post-Change in Control determination that would effect a forfeiture of all or a portion of the Units, must be objectively reasonable. Notwithstanding the foregoing, the Parties acknowledge that any litigation shall be resolved as described in Section 18(e) below.
16. Non-Compete Provisions. IMPORTANT: The following covenants are made by Awardee in exchange for good and valuable consideration, including but not limited to the opportunity to receive the Units as set forth more fully above. Such covenants were material inducements to the Company in deciding to invest in Awardee, to award said Units, and in entering into this Agreement. Awardee understands that a violation of this Section may result in, among other things, forfeiture of Units/Acquired Shares and/or repayment to the Company of the value thereof. For purposes of this Section 16, references to the “Company” shall include any and all affiliates of the Company with which Awardee was employed during the relevant time period(s); and the termination date of Awardee’s employment shall be the date Awardee is no longer employed by the Company or any of its affiliates.
(a) During his or her employment by the Company and for a period of 12 months immediately following the termination of his or her employment for any reason whatsoever,

whether or not for Cause or by resignation (whether or not for Good Reason), Awardee will not, directly or indirectly (whether through affiliates, relatives or otherwise):
(i) in any Restricted Area (as hereinafter defined), be employed or retained by any person or entity who or which then competes with the Company in the Restricted Area to any extent, nor will Awardee directly or indirectly own any interest in any such person or entity or render to it any consulting, brokerage, contracting, financial or other services or any advice, assistance or other accommodation. Awardee shall be deemed to be employed or retained in the Restricted Area if Awardee has an office in the Restricted Area or if Awardee performs any duties or renders any advice with respect to any competitive facility, business activities or customers in the Restricted Area. A “Restricted Area” means any geographic area in which or in relation to which Awardee shall have performed any duties, or in/for which Awardee had management, financial, sales, corporate or other responsibilities, for the Company during the one-year period preceding the termination of his or her employment.
(b) During his or her employment by the Company and for a period of 12 months immediately following the termination of his or her employment for any reason whatsoever, whether or not for Cause or by resignation (whether or not for Good Reason), Awardee will not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons):
(i) solicit or accept the business of, or call upon, any customer or potential customer of the Company with whom Awardee dealt, on behalf of the Company, at any time during the one year period immediately preceding the termination of his or her employment with the Company, for the purpose of providing any product or service reasonably deemed competitive with any product or service then offered by the Company;
(ii) solicit or accept the business of, or call upon, any person or entity, or affiliate of any such person or entity, who or which is or was a customer, supplier, manufacturer, finder, broker, or other person who had a business relationship with the Company or who was a prospect for a business relationship with the Company at any time during the period of Awardee’s employment, for the purpose of providing or obtaining any product or service reasonably deemed competitive with any product or service then offered by the Company;
(iii) approve, solicit or retain, or discuss the employment or retention (whether as an employee, consultant or otherwise) of any person who was an employee of the Company at any time during the one-year period preceding the termination of Awardee’s employment by the Company. (Nothing in this section restricts employees from engaging in protected activities with other employees concerning their wages, hours, and working conditions as set forth in Section 7 of the National Labor Relations Act);
(iv) solicit or encourage any person to leave the employ of the Company; or
(v) call upon or assist in the acquisition of any company which was, during the term of this Agreement, either called upon by an employee of the Company or by a broker or other third party, for possible acquisition by the Company or for which an employee of the Company or other person made an acquisition analysis for the Company; or own any interest in or be employed by or provide any services to any person or entity which engages in any conduct which is prohibited to Awardee under this Section 16(b).
(c) All time periods under Section 16 of this Agreement shall be computed by excluding from such computation any time during which Awardee is in violation of any provision of Section 16 of this Agreement and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company seeks to enforce the agreements and covenants in this Agreement or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

(d) Before taking any position with any person or entity during the 12 month period following the termination of his or her employment for any reason, with or without Cause or by resignation, Awardee will give prior written notice to the Company of the name of such person or entity. Irrespective of whether such notice is given, the Company shall be entitled to advise each such person or entity of the provisions of this Agreement, and to correspond and otherwise deal with each such person or entity to ensure that the provisions of this Agreement are enforced and duly discharged. Awardee understands and expressly agrees that the obligation to provide written notice under this Section 16(d) is a material term of this Agreement, and that the failure to provide such notice shall be a material breach of this Agreement, and shall constitute a presumption that any employment about which he or she failed to give notice violates Section 16(a) of this Agreement.
(e) Awardee understands that the provisions of this Agreement have been carefully designed to restrict his or her activities to the minimum extent which is consistent with law and the Company's requirements. Awardee has carefully considered these restrictions, and Awardee confirms that they will not unduly restrict Awardee’s ability to obtain a livelihood. Awardee has heretofore engaged in businesses other than the business in which he will be engaged on behalf of the Company. Before signing this Agreement, Awardee has had the opportunity to discuss this Agreement and all of its terms with his or her attorney.
(f) Since monetary damages will be inadequate and the Company will be irreparably damaged if the provisions of Section 16 of this Agreement are not specifically enforced, the Company shall be entitled, among other remedies under this Agreement, any other agreement, and/or applicable law (i) to an injunction (without any bond or other security being required) restraining any violation of Section 16 of this Agreement by Awardee and by any person or entity to whom Awardee provides or proposes to provide any services in violation of this Agreement, (ii) to require Awardee to hold in a constructive trust, account for and pay over to the Company all compensation and other benefits which Awardee shall derive in whole or in part as a result of any action or omission which is a violation of any provision of this Agreement and (iii) to require Awardee to hold in constructive trust, account for, and transfer/return and/or repay the value of the Units/Acquired Shares as described in Section 5.
(g) The courts enforcing Section 16 of this Agreement shall be entitled to modify the duration, scope or other provision of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.
(h) NOTICE. 18 U.S.C. § 1833(b) provides: An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that -(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, the Awardee has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Awardee also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
(i) Trade Secrets; Confidentiality and Company Property. Subject to Section 16(h) above, during and at all times after Awardee’s employment with the Company:
(i) Awardee will not disclose to any person or entity, without the Company’s prior written consent, any Trade Secrets or other Confidential Information (as defined below), whether prepared by Awardee or others;

(ii) Awardee will not, except in the furtherance of the business of the Company, use any Trade Secrets or other Confidential Information in order to solicit, call upon or do business with any person or entity;
(iii) Awardee will not directly or indirectly use any Trade Secrets or other Confidential Information other than as directed by the Company in writing;
(iv) Awardee will not, except in the furtherance of the business of the Company, copy, delete and/or remove any Trade Secrets or other Confidential Information, whether in electronic, paper, or other form, from the premises of the Company, or from Company servers, computers, or other devices, without the prior written consent of the Company;
(v) All products, correspondence, reports, records, charts, advertising materials, designs, plans, manuals, field guides, memoranda, lists and other property compiled or produced by Awardee or delivered to Awardee by or on behalf of the Company or by its customers (including, but not limited to, customers obtained by the Awardee), whether or not Confidential Information, shall be and remain the property of the Company and shall be subject at all times to its direction and control;
(vi) Upon termination of employment for any reason whatsoever, or upon request at any time, Awardee shall, immediately and in no event more than three (3) business days thereafter: (a) turnover to the Company, and not maintain any copy of, any customer names, contact information, or other customer data stored in any Company or personal cellular/mobile phone, smartphone, tablet, personal computers or other electronic device(s) (collectively, “Devices”); (b) provide to the Company, in writing, all user names, IDs, passwords, pin codes, and encryption or other access/authorization keys/data utilized by Awardee with respect to any Company Devices, computers, hardware or services; (c) comply with all exit interview and/or termination processes utilized by the Company; (d) promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on the Device(s), USB drive(s), hard drive(s), video, audio, computer tapes, discs, electronic media, cloud-based accounts, other formats now known or hereinafter devised, or otherwise) of all Trade Secrets or other Confidential Information, and all property identified in Section i(v) above, that is in Awardee’s possession, custody or control, whether prepared by Awardee or others, including, but not limited to, the information described above in this Section i(vi); (e) tender to the Company any Device(s), USB drive(s), hard drive(s), video, audio, computer tapes, discs, electronic media, cloud-based accounts, or other electronic devices or formats now known or hereinafter devised, on which Awardee stored any Confidential Information or Trade Secrets; and (f) arrange with the Company a safe, secure, and complete removal/deletion of any and all remaining electronic copies of any such data or information, including, but not limited to, the information described above in this Section i(vi);
(vii) “Trade Secrets” shall mean all information not generally known about the business of the Company, which is subject to reasonable efforts to maintain its secrecy or confidentiality, and from which the Company derives economic value from the fact that the information is not generally known to others who may obtain economic value from its disclosure or use, regardless of whether such information is specifically designated as a trade secret, and regardless of whether such information may be protected as a trade secret under any applicable law. Awardee acknowledges that the Company’s Trade Secrets reside in Connecticut, and that Awardee will access, utilize, and/or obtain such Trade Secrets.
(viii) “Confidential Information” includes, but is not limited to:
a) business, strategic and marketing plans and forecasts, and the past results of such plans and forecasts;
b) business, pricing and management methods, as well as the accumulation, compilation and organization of such information;

c) operations manuals and best practices memoranda;
d) finances, strategies, systems, research, surveys, plans, reports, recommendations and conclusions;
e) arrangements with, preferences, pricing history, transaction history, identity of internal contacts or other proprietary business information relating to, the Company’s customers, equipment suppliers, manufacturers, financiers, owners or operators, representatives and other persons who have business relationships with the Company or who are prospects for business relationships with the Company;
f) technical information, work product and know-how;
g) cost, operating, and other management information systems, and other software and programming developed, maintained and/or utilized by the Company;
h) the name of any company or business, any part of which is or at any time was a candidate for potential acquisition by the Company, together with all analyses and other information which the Company has generated, compiled or otherwise obtained with respect to such candidate, business or potential acquisition, or with respect to the potential effect of such acquisition on the Company’s business, assets, financial results or prospects; and
i) the Company’s Trade Secrets (note that some of the information listed above may also be a Trade Secret).
Awardee understands that the Company’s Confidential Information includes not only the individual categories of information identified in this Section, but also the compilation and/or aggregation of the Company’s information, which is and has been compiled/aggregated via significant effort and expense and which has value to the Company and to the Company’s employees as used in furtherance of the Company’s business.
17. Miscellaneous.
(a) References herein to determinations or other decisions or actions to be taken or made by the Company shall be made by the Administrator (as defined in the Plan) or such other person or persons to whom the Administrator may from time to time delegate authority or otherwise designate, and any such determinations, decisions or actions shall be final, conclusive and binding on the Awardee and all persons claiming under or through the Awardee.
(b) This Agreement may not be changed or terminated except by a written agreement expressly referencing this Agreement and signed by the President or Chief Executive Officer of the Company and Awardee.
(c) This Agreement, together with the Plan, constitutes the entire understanding of the parties, and supersedes and cancels all prior agreements, with respect to the subject matter hereof; provided that, this Agreement shall not supersede, replace, or otherwise affect in any manner, the restrictive covenant provisions or other post-employment obligations, including, without limitation, the non-competition provisions, contained in any agreement between Awardee and the Company or an affiliate of the Company (collectively, for purposes of this Section, the “Employment Agreement”). Nothing contained herein shall adversely affect or impair the Company or its affiliate’s right to enforce any of the restrictive covenants or other post-employment obligations contained in the Employment Agreement, or to obtain any relief provided for therein. Awardee agrees that Awardee’s post-employment obligations under the Employment Agreement shall remain in effect and enforceable in accordance with the terms of the Employment Agreement and Awardee hereby reaffirms those obligations. Awardee agrees that his/her obligations under Section 16 above supplement and are in addition to, and shall not supersede, modify or otherwise affect, his/her obligations under the Employment Agreement. The Company and its affiliates reserve the right to enforce any restrictive covenant imposed under any Employment Agreement and/or this Agreement, individually or collectively, at its option.
(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. The counterparts of this Agreement may be executed and delivered by facsimile or other digital or electronic means by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other digital or electronic means as if the original had been received.
(e) This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut, without regard to principles of conflicts of laws. The interpretation and enforcement of the provisions of this Agreement shall be resolved and determined exclusively by the state court sitting in Fairfield County, Connecticut or the federal courts in the District of Connecticut and Awardee hereby consents that such courts be granted exclusive jurisdiction for such purpose. As additional consideration for the benefits Awardee is receiving under this Agreement, Awardee promises not to move to dismiss or transfer any litigation brought by the Company in Connecticut to enforce this Agreement based on personal jurisdiction, venue, or “convenience.” If any section, provision or clause of this Agreement, or any portion thereof, is held void or unenforceable, the remainder of such section, provision or clause, and all other sections, provisions or clauses of this Agreement, shall remain in full force and effect as if the section, provision or clause determined to be void or unenforceable had not been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.
UNITED RENTALS, INC.
By: /s/ Matthew Flannery
Matthew Flannery
Chief Executive Officer

AWARDEE
By: /s/ Jeffrey Fenton
Jeffrey Fenton